Exhibit 99.3

First Marblehead Announces Sale of Variable Interests in NCSLT Trusts for $13 Million in Cash, Deconsolidates Trusts and Books $1.2 Billion Non-Cash Gain

BOSTON, MA — (MARKET WIRE) – 11/14/11 — The First Marblehead Corporation (NYSE: FMD) today announced that it has sold to VCG Special Opportunities Master Fund Limited (“VCG”) its variable interests in its National Collegiate Student Loan Trusts (“NCSLT Trusts”) for $13 million in cash.

First Marblehead’s variable interests in the NCSLT Trusts consisted of service fees to which the company was entitled under certain structuring advisory agreements and an asset services agreement. As a result of the transaction, which closed today, the company sold and assigned all of its rights, title and interests in those agreements to VCG.

“The elimination of our variable interests will allow First Marblehead to deconsolidate the NCSLT Trusts, significantly simplifying our consolidated financial statements,” said Daniel Meyers, the Company’s Chairman and Chief Executive Officer. “We believe this will allow stockholders, clients, investors, and analysts to more transparently understand the true financial performance of the company. Additionally, this transaction provides the Company with $13 million now for assets that otherwise would not have generated cash flow until 2025 based on our current performance assumptions.”

During the Company’s second fiscal quarter, assets of approximately $6.7 billion and liabilities of approximately $7.9 billion will be deconsolidated from the consolidated financial statements of the Company. A corresponding non-cash gain of approximately $1.2 billion will also be booked, increasing stockholders’ equity by a similar amount.

The Company has filed a current report on Form 8-K with the Securities and Exchange Commission providing additional information relating to the terms and conditions of the transaction. We refer you to the filing, which can be accessed through our website, www.firstmarblehead.com.

About The First Marblehead Corporation –First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, go to www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products. For more information, go to www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing and payment technology services through its subsidiary Tuition Management Systems LLC. For more information, go to www.afford.com.

Statements in this press release that relate to future events and results, including the anticipated adjustments to First Marblehead’s consolidated financial statements regarding the deconsolidation of the NCSLT Trusts, and the resulting non-cash gain, as well as the timing of projected cash flow, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of November 14, 2011. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations contemplated by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors which may cause our actual financial or operational results, including the performance of the Trusts and resulting cash flows, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the complexities associated with the interpretation of accounting literature surrounding deconsolidation of variable interest entities such as the NCSLT Trusts; reviews conducted by our independent registered public accounting firm and our Audit Committee; additional accounting standards or changes to current accounting standards; and the other factors set forth under the caption “Part II - Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2011. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

© 2011 The First Marblehead Corporation

Contact:

Gary Santo

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065